Exhibit 4.2

SHARE ISSUE DEED

AFFIMED THERAPEUTICS B.V.

On the [—] day of August two thousand and fourteen appears before me, Corstiaan Anne Voogt, notaris (civil-law notary) practising in Amsterdam:

[—]

, for the purpose hereof acting as attorney authorised in writing of:

1.	Affimed Therapeutics B.V., a private company with limited liability, with corporate seat in Amsterdam, the Netherlands, and with address at: Im Neuenheimer Feld 582, D-69120 Heidelberg, Germany, number Trade Register 60673389 (the “Company”), and in that capacity is representing the Company;

2.	Dr Melvyn Little, residing at: Immenseeweg 17, 25826 Saint Peter-Ording, Germany, born in Manchester, United Kingdom, on the sixth day of January nineteen hundred and forty-five, holder of a British passport with number: 519669637, having the British nationality, married (“Little”) and in that capacity is representing Little;

3.	Deutsches Krebsforschungszentrum, a foundation under German public law, with registered office and address at: Im Neuenheimer Feld 280, D-69120 Heidelberg, Germany, registered within the foundation register (Stiftungsverzeichnis Teil II, Stiftungen, des öffentlichten Rechts des Regierungspräsidiums Karlsruhe) under number: AZ : 14-0561.1 (12-21/9567.25) (“DKFZ”), and in that capacity is representing DKFZ;

4.	AGUTH Holding GmbH, a company incorporated under the laws of Germany, with registered office and address at: Schloß-Wolfsbrunnenweg 33, 69118 Heidelberg, Germany, [registered with the [—] trade register under number: [—]] (“AGUTH”), and in that capacity is representing AGUTH;

5.	KfW, a German public law institution, with seat in Frankfurt am Main and a branch office with address at: Ludwig-Erhard-Platz 1-3, 53179 Bonn, Germany (“KfW”), and in that capacity is representing KfW;

6.	tbg Technologie-Beteiligungs-Gesellschaft mbH, a company incorporated under the laws of Germany, with registered office and address at: Ludwig-Erhard-Platz 1-3, 53179 Bonn, Germany, [registered with the [—] trade register under number: [—]] (“tbg”), and in that capacity is representing tbg;

7.	SGR Sagittarius Holding AG, a company incorporated under the laws of Germany, with registered office and address at: Brügglistrasse 2, 8852 Altendorf, Switzerland, registered with the register of commerce of the Canto of Switserland, under number: CHE-109.711.527 (“SGR”), and in that capacity is representing SGR;

8.	BioMed Invest I Ltd., a company incorporated under the laws of Guernsey, Channel Islands, with registered office and address at: Suite 7, Provident House, Havilland Street, St. Peter Port, Guernsey, GY1 2QE, Channel Islands, registered with the Guernsey Registry under number 51788 (“BMI”), and in that capacity is representing BMI;

9.	OrbiMed Associates III, LP, a limited partnership organized under the laws of [the state of Delaware], with registered office at: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, United States of America, 19808, and address at: 601 Lexington Avenue, 54th Floor, New York, NY 10022, United States of America, registered with the State of Delaware Department of State under number: 4141034 (“OrbiMed Associates”) and in that capacity is representing OrbiMed Associates;

10.	OrbiMed Private Investments III, LP, a limited partnership organized under the laws of [the state of Delaware], with registered office at: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, United States of America, 19808, and address at: 601 Lexington Avenue, 54th Floor, New York, NY 10022, United States of America, and registered with the State of Delaware Department of State under number: 4141039 (“OrbiMed Private Investments”) and in that capacity is representing OrbiMed Private Investments;

11.	LSP III Omni Investment Coöperatief U.A., a cooperative with excluded liability incorporated under the laws of the Netherlands, with corporate seat in Amsterdam, the Netherlands, with address at: 1071 DV Amsterdam, the Netherlands, Johannes Vermeerplein 9, registered with the Dutch trade register under number: 34259327 (“LSP”) and in that capacity is representing LSP; and

12.	Novo Nordisk A/S, a company incorporated under the laws of [Denmark], with registered office and address at: Novo Allé, 2880 Bagsværd, Denmark, [registered with the [—] trade register under number: [—]] (“Novo Nordisk”) and in that capacity is representing Novo Nordisk.

(the Company, Little, DKFZ, AGUTH, KfW, tbg, SGR, BMI, OrbiMed Associates, OrbiMed Private Investments, LSP, Novo Nordisk hereinafter together: the “Parties”).

(Little, DKFZ, AGUTH, KfW, tbg, SGR, BMI, OrbiMed Associates, OrbiMed Private Investments, LSP, Novo Nordisk, each hereinafter an “Investor”, and together: the “Investors”).

The person appearing

DECLARES THAT,

WHEREAS:

Current shareholding.

(i)	prior to the execution of this deed the sole shareholder of the Company: Stichting Affimed Therapeutics, a foundation organised under the laws of the Netherlands, with corporate seat in Amsterdam, the Netherlands, and address at: D-69120 Heidelberg, Germany, Im Neuenheimer Feld 582, number Trade Register 60669675 (the “Foundation”), holds one (1) share, with a nominal value of one eurocent (EUR 0.01), in the share capital of the Company (the “Foundation Share”);

Restructuring.

(ii)

in connection with a contemplated initial public offering of common shares in the share capital of the Company on the NASDAQ Global Stock Market (the “IPO”), the Investors intend to exchange all their shares in Affimed Therapeutics A.G., a company incorporated under the laws of Germany, with corporate seat in Heidelberg, Germany, and address at: D-

69120 Heidelberg, Germany, Im Neuenheimer Feld 582 (“Affimed AG”), for shares in the share capital of the Company, each share with a nominal value of one eurocent (EUR 0.01) (the “BV Shares”). As a result of such exchange, Affimed AG will become a wholly-owned subsidiary of the Company (the “Reorganisation”);

(iii)	the current issued share capital of Affimed AG consists of common shares, series D preferred shares and series E preferred shares (such shares together the “AG Shares”). The shareholding of each Investor in Affimed AG at the moment of execution of this deed is reflected in a schedule that is attached to this deed as Schedule A (the “Schedule A”);

(iv)	to effectuate the Reorganisation, the Investors wish to contribute their AG Shares in exchange for BV Shares (the “Share Exchange”). This Share Exchange will take into account the relevant provisions of an investment agreement regarding pre-IPO financing between the Investors and Affimed AG, entered into on the twenty-fifth day of June two thousand and fourteen (the “Pre-IPO Investment Agreement”);

(v)	to implement the Share Exchange, the Parties wish to agree that, in conformity with the Pre-IPO Investment Agreement, the number of BV Shares to be issued to each Investor will be calculated on the basis of the following exchange ratios:

(a)	for each common share in Affimed AG contributed by an Investor [—] BV Shares will be issued;

(b)	for each series D preferred share in Affimed AG contributed by an Investor [—] BV Shares will be issued; and

(c)	for each series E preferred share in Affimed AG contributed by an Investor [—] BV Shares will be issued;

(the exchange ratios described under (a), (b) and (c) hereinafter: the “Exchange Ratios”), the number of BV Shares to be issued to each Investor based on the Exchange Ratios is reflected in a schedule that is attached to this deed as Schedule B;

Share Issue.

(vi)	on the [—] day of [—] two thousand and fourteen the general meeting of the Company resolved to (i) cancel the Foundation Share of the Foundation by the execution of this deed of issue and (ii) in conformity with the Exchange Ratios, to issue:

(a)	to Little [—] ([—]) BV Shares, numbered [—] up to and including [—] (the “Little Shares”), against contribution of all AG Shares held by Little as set forth in Schedule A (the “Contribution Shares Little”) (the “Contribution Little”);

(b)	to DKFZ [—] ([—]) BV Shares, numbered [—] up to and including [—] (the “DKFZ Shares”), against contribution of all AG shares held by DKFZ as set forth in Schedule A (the “Contribution Shares DKFZ”) (the “Contribution DKFZ”);

(c)	to AGUTH [—] ([—]) BV Shares, numbered [—] up to and including [—](the “AGUTH Shares”), against contribution of all AG Shares held by AGUTH as set forth in Schedule A (the “Contribution Shares AGUTH”) (the “Contribution AGUTH”);

(d)	to KfW [—] ([—]) BV Shares, numbered [—] up to and including [—](the “KfW Shares”), against contribution of all AG Shares held by KfW as set forth in Schedule A (the “Contribution Shares KfW”) (the “Contribution KfW”);

(e)	to tbg [—] ([—]) BV Shares, numbered [—] up to and including [—], (the “tbg Shares”), against contribution of all AG Shares held by tbg as set forth in Schedule A (the “Contribution Shares tbg”) (the “Contribution tbg”);

(f)	to SGR [—] ([—]) BV Shares, numbered [—] up to and including [—], (the “SGR Shares”), against contribution of all AG Shares held by SGR as set forth in Schedule A (the “Contribution Shares SGR”) (the “Contribution SGR”);

(g)	to BMI [—] ([—]) BV Shares, numbered [—] up to and including [—] (the “BMI Shares”), against contribution of all AG Shares held by BMI as set forth in Schedule A (the “Contribution Shares BMI”) (the “Contribution BMI”);

(h)	to OrbiMed Associates [—] ([—]) BV Shares, numbered [—] up to and including [—](the “OrbiMed Associates Shares”), against contribution of all AG Shares held by OrbiMed Associates as set forth in Schedule A (the “Contribution Shares OrbiMed Associates”) (the “Contribution OrbiMed Associates”);

(i)	to OrbiMed Private Investments [—] ([—]) BV Shares, numbered [—] up to and including [—],(the “OrbiMed Private Investments Shares”), against contribution of all AG Shares held by OrbiMed Private Investments as set forth in Schedule A (the “Contribution Shares OrbiMed Private Investments”) (the “Contribution OrbiMed Private Investments”);

(j)	to LSP [—] ([—]) BV Shares, numbered [—] up to and including [—], (the “LSP Shares”), against contribution of all AG Shares held by LSP as set forth in Schedule A (the “Contribution Shares LSP”) (the “Contribution LSP”); and

(k)	to Novo Nordisk [—] ([—]) BV Shares, numbered [—] up to and including [—],(the “Novo Nordisk Shares”), against contribution of all AG Shares held by Novo Nordisk as set forth in Schedule A (the “Contribution Shares Novo Nordisk”) (the “Contribution Novo Nordisk”),

(the “Shareholder Resolution”);

(the Little Shares, the DKFZ Shares, the AGUTH Shares, the KfW Shares, the tbg Shares, the SGR Shares, the BMI Shares, the OrbiMed Associates Shares, the OrbiMed Private Investments Shares, the LSP Shares, and the Novo Nordisk Shares, hereinafter together: the “Shares”);

(the Contribution Little, the Contribution DKFZ, the Contribution AGUTH, the Contribution KfW, the Contribution tbg, the Contribution SGR, the Contribution BMI, the Contribution OrbiMed Associates, the Contribution OrbiMed Private Investments, the Contribution LSP, the Contribution Novo Nordisk, hereinafter together: the “Contributions”);

Cancellation Foundation Share.

(vii)	pursuant to the Shareholder Resolution, the Foundation Share held by the Foundation is cancelled upon the execution of this deed;

Description.

(viii)	the management board of the Company prepared a description referred to in section 2:204b in conjunction with section 2:204a Dutch Civil Code relating to the Contributions (the “Contribution Description”), which Contribution Description is attached to this deed;

Approval contribution in kind.

(ix)	with respect to the issue of the BV Shares described under recital (vi) above, the general meeting of the Company resolved to approve the entering by the Company into the agreement contained in this deed and the issue of the BV Shares contained in this deed in conformity with section 2:204 Dutch Civil Code, on the [—] day of [—] two thousand and fourteen by way of the Shareholder Resolution;

(x)	pursuant to article 3.4 of the articles of association of the Company a shareholder has no pre-emptive rights upon an issue of shares,

IT IS HEREBY AGREED AND CONFIRMED AS FOLLOWS:

Issue Little.

Article 1.

1.1.	Little hereby agrees to subscribe for, and the Company hereby agrees to issue to Little, the Little Shares. In consideration for the issue of the Little Shares and in order to fulfil his obligation to fully pay up the Little Shares, Little hereby agrees to contribute and transfer the Contribution Shares Little to the Company.

1.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholder Resolution to issue the Shares and the agreement in article 1.1, the Company hereby issues to Little the Little Shares, under the obligation for Little to make the Contribution Little to pay-up the Little Shares.

1.3.	Little accepts the Little Shares under the obligation referred to under 1.2.

1.4.	The value of the Contribution Little appears from the Contribution Description. The Little Shares will be fully paid up by way of the Contribution Little. To the extent the value of the Contribution Little exceeds the aggregate nominal value of the Little Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

1.5.	The transfer of the Contribution Shares Little by Little to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares Little shall be for the account of the Company as per the date hereof.

Issue DKFZ.

Article 2.

2.1.	DKFZ hereby agrees to subscribe for, and the Company hereby agrees to issue to DKFZ, the DKFZ Shares. In consideration for the issue of the DKFZ Shares and in order to fulfil his obligation to fully pay up the DKFZ Shares, DKFZ hereby agrees to contribute and transfer the Contribution Shares DKFZ to the Company.

2.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 2.1, the Company hereby issues to DKFZ the DKFZ Shares, under the obligation for DKFZ to make the Contribution DKFZ to pay-up the DKFZ Shares.

2.3.	DKFZ accepts the DKFZ Shares under the obligation referred to under 2.2.

2.4.	The value of the Contribution DKFZ appears from the Contribution Description. The DKFZ Shares will be fully paid up by way of the Contribution DKFZ. To the extent the value of the Contribution DKFZ exceeds the aggregate nominal value of the DKFZ Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

2.5.	The transfer of the Contribution Shares DKFZ by DKFZ to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares DKFZ shall be for the account of the Company as per the date hereof.

Issue AGUTH.

Article 3.

3.1.	AGUTH hereby agrees to subscribe for, and the Company hereby agrees to issue to AGUTH, the AGUTH Shares. In consideration for the issue of the AGUTH Shares and in order to fulfil his obligation to fully pay up the AGUTH Shares, AGUTH hereby agrees to contribute and transfer the Contribution Shares AGUTH to the Company.

3.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 3.1, the Company hereby issues to AGUTH the AGUTH Shares, under the obligation for AGUTH to make the Contribution AGUTH to pay-up the AGUTH Shares.

3.3.	AGUTH accepts the AGUTH Shares under the obligation referred to under 3.2.

3.4.	The value of the Contribution AGUTH appears from the Contribution Description. The AGUTH Shares will be fully paid up by way of the Contribution AGUTH. To the extent the value of the Contribution AGUTH exceeds the aggregate nominal value of the AGUTH Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

3.5.	The transfer of the Contribution Shares AGUTH by AGUTH to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares AGUTH shall be for the account of the Company as per the date hereof.

Issue KfW.

Article 4.

4.1.	KfW hereby agrees to subscribe for, and the Company hereby agrees to issue to KfW, the KfW Shares. In consideration for the issue of the KfW Shares and in order to fulfil his obligation to fully pay up the KfW Shares, KfW hereby agrees to contribute and transfer the Contribution Shares KfW to the Company.

4.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 4.1, the Company hereby issues to KfW the KfW Shares, under the obligation for KfW to make the Contribution KfW to pay-up the KfW Shares.

4.3.	KfW accepts the KfW Shares under the obligation referred to under 4.2.

4.4.	The value of the Contribution KfW appears from the Contribution Description. The KfW Shares will be fully paid up by way of the Contribution KfW. To the extent the value of the Contribution KfW exceeds the aggregate nominal value of the KfW Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

4.5.	The transfer of the Contribution Shares KfW by KfW to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares KfW shall be for the account of the Company as per the date hereof.

Issue tbg.

Article 5.

5.1.	tbg hereby agrees to subscribe for, and the Company hereby agrees to issue to tbg, the tbg Shares. In consideration for the issue of the tbg Shares and in order to fulfil his obligation to fully pay up the tbg Shares, tbg hereby agrees to contribute and transfer the Contribution Shares tbg to the Company.

5.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 5.1, the Company hereby issues to tbg the tbg Shares, under the obligation for tbg to make the Contribution tbg to pay-up the tbg Shares.

5.3.	tbg accepts the tbg Shares under the obligation referred to under 5.2.

5.4.	The value of the Contribution tbg appears from the Contribution Description. The tbg Shares will be fully paid up by way of the Contribution tbg. To the extent the value of the Contribution tbg exceeds the aggregate nominal value of the tbg Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

5.5.	The transfer of the Contribution Shares tbg by tbg to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares tbg shall be for the account of the Company as per the date hereof.

Issue SGR.

Article 6.

6.1.	SGR hereby agrees to subscribe for, and the Company hereby agrees to issue to SGR, the SGR Shares. In consideration for the issue of the SGR Shares and in order to fulfil his obligation to fully pay up the SGR Shares, SGR hereby agrees to contribute and transfer the Contribution Shares SGR to the Company.

6.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 6.1, the Company hereby issues to SGR the SGR Shares, under the obligation for SGR to make the Contribution SGR to pay-up the SGR Shares.

6.3.	SGR accepts the SGR Shares under the obligation referred to under 6.2.

6.4.	The value of the Contribution SGR appears from the Contribution Description. The SGR Shares will be fully paid up by way of the Contribution SGR. To the extent the value of the Contribution SGR exceeds the aggregate nominal value of the SGR Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

6.5.	The transfer of the Contribution Shares SGR by SGR to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares SGR shall be for the account of the Company as per the date hereof.

Issue BMI.

Article 7.

7.1.	BMI hereby agrees to subscribe for, and the Company hereby agrees to issue to BMI, the BMI Shares. In consideration for the issue of the BMI Shares and in order to fulfil his obligation to fully pay up the BMI Shares, BMI hereby agrees to contribute and transfer the Contribution Shares BMI to the Company.

7.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 7.1, the Company hereby issues to BMI the BMI Shares, under the obligation for BMI to make the Contribution BMI to pay-up the BMI Shares.

7.3.	BMI accepts the BMI Shares under the obligation referred to under 7.2.

7.4.	The value of the Contribution BMI appears from the Contribution Description. The BMI Shares will be fully paid up by way of the Contribution BMI. To the extent the value of the Contribution BMI exceeds the aggregate nominal value of the BMI Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

7.5.	The transfer of the Contribution Shares BMI by BMI to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares BMI shall be for the account of the Company as per the date hereof.

Issue OrbiMed Associates.

Article 8.

8.1.	OrbiMed Associates hereby agrees to subscribe for, and the Company hereby agrees to issue to OrbiMed Associates, the OrbiMed Associates Shares. In consideration for the issue of the OrbiMed Associates Shares and in order to fulfil his obligation to fully pay up the OrbiMed Associates Shares, OrbiMed Associates hereby agrees to contribute and transfer the Contribution Shares OrbiMed Associates to the Company.

8.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 8.1, the Company hereby issues to OrbiMed Associates the OrbiMed Associates Shares, under the obligation for OrbiMed Associates to make the Contribution OrbiMed Associates to pay-up the OrbiMed Associates Shares.

8.3.	OrbiMed Associates accepts the OrbiMed Associates Shares under the obligation referred to under 8.2.

8.4.	The value of the Contribution OrbiMed Associates appears from the Contribution Description. The OrbiMed Associates Shares will be fully paid up by way of the Contribution OrbiMed Associates. To the extent the value of the Contribution OrbiMed Associates exceeds the aggregate nominal value of the OrbiMed Associates Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

8.5.	The transfer of the Contribution Shares Orbimed Associates by Orbimed Associates to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares Orbimed Associates shall be for the account of the Company as per the date hereof.

Issue OrbiMed Private Investments.

Article 9.

9.1.	Orbimed Private Investments hereby agrees to subscribe for, and the Company hereby agrees to issue to Orbimed Private Investments, the Orbimed Private Investments Shares. In consideration for the issue of the Orbimed Private Investments Shares and in order to fulfil his obligation to fully pay up the Orbimed Private Investments Shares, Orbimed Private Investments hereby agrees to contribute and transfer the Contribution Shares Orbimed Private Investments to the Company.

9.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 9.1, the Company hereby issues to Orbimed Private Investments the Orbimed Private Investments Shares, under the obligation for Orbimed Private Investments to make the Contribution Orbimed Private Investments to pay-up the Orbimed Private Investments Shares.

9.3.	Orbimed Private Investments accepts the Orbimed Private Investments Shares under the obligation referred to under 9.2.

9.4.	The value of the Contribution Orbimed Private Investments appears from the Contribution Description. The Orbimed Private Investments Shares will be fully paid up by way of the Contribution Orbimed Private Investments. To the extent the value of the Contribution Orbimed Private Investments exceeds the aggregate nominal value of the Orbimed Private Investments Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

9.5.	The transfer of the Contribution Shares Orbimed Private Investments by Orbimed Private Investments to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares Orbimed Private Investments shall be for the account of the Company as per the date hereof.

Issue LSP.

Article 10.

10.1.	LSP hereby agrees to subscribe for, and the Company hereby agrees to issue to LSP, the LSP Shares. In consideration for the issue of the LSP Shares and in order to fulfil his obligation to fully pay up the LSP Shares, LSP hereby agrees to contribute and transfer the Contribution Shares LSP to the Company.

10.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 10.1, the Company hereby issues to LSP the LSP Shares, under the obligation for LSP to make the Contribution LSP to pay-up the LSP Shares.

10.3.	LSP accepts the LSP Shares under the obligation referred to under 10.2.

10.4.	The value of the Contribution LSP appears from the Contribution Description. The LSP Shares will be fully paid up by way of the Contribution LSP. To the extent the value of the Contribution LSP exceeds the aggregate nominal value of the LSP Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

10.5.	The transfer of the Contribution Shares LSP by LSP to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares LSP shall be for the account of the Company as per the date hereof.

Issue Novo Nordisk.

Article 11.

11.1.	Novo Nordisk hereby agrees to subscribe for, and the Company hereby agrees to issue to Novo Nordisk, the Novo Nordisk Shares. In consideration for the issue of the Novo Nordisk Shares and in order to fulfil his obligation to fully pay up the Novo Nordisk Shares, Novo Nordisk hereby agrees to contribute and transfer the Contribution Shares Novo Nordisk to the Company.

11.2.	In accordance with the provisions of section 2:196 Dutch Civil Code, the Shareholders Resolution to issue the Shares and the agreement in article 11.1, the Company hereby issues to Novo Nordisk the Novo Nordisk Shares, under the obligation for Novo Nordisk to make the Contribution Novo Nordisk to pay-up the Novo Nordisk Shares.

11.3.	Novo Nordisk accepts the Novo Nordisk Shares under the obligation referred to under 11.2.

11.4.	The value of the Contribution Novo Nordisk appears from the Contribution Description. The Novo Nordisk Shares will be fully paid up by way of the Contribution Novo Nordisk. To the extent the value of the Contribution Novo Nordisk exceeds the aggregate nominal value of the Novo Nordisk Shares, such excess value shall be regarded as (non-stipulated) share premium (“niet-bedongen agio”).

11.5.	The transfer of the Contribution Shares Novo Nordisk by Novo Nordisk to the Company shall be effectuated forthwith in accordance with the laws of Germany and the Contribution Shares Novo Nordisk shall be for the account of the Company as per the date hereof.

Representations and Warranties.

Article 12.

12.1.	The Company represents and warrants to each of the Investors as of the date of the execution of this deed as follows:

(a)	the Company is a private company with limited liability duly organised and validly existing under the laws of the Netherlands;

(b)	immediately prior to the execution of this deed, the issued share capital of the Company consists of the Foundation Share;

(c)	the Company has the full power and authority to enter into and perform this agreement contained in this deed and any other documents to be executed by the Company following the agreement contained in this deed, which, when executed, will constitute valid and binding obligations on the Company, in accordance with their respective terms and conditions;

(d)	the Company has taken all corporate action required by it to authorise it to perform in accordance with the agreement contained in this deed and any other documents to be executed by it under the agreement contained in this deed.

12.2.	Each Investor, save for Little in respect of (a) and (c) below, hereby represents and warrants to each of the Company and the other Investors as of the date of the execution of this deed that:

(a)	the respective Investor validly exists and is a legal entity duly incorporated under the laws of its jurisdiction of incorporation;

(b)	the respective Investor has the full power and authority to enter into and perform the agreement contained in this deed and any other documents to be executed by the respective Investor under the agreement contained in this deed, which, when executed, will constitute valid and binding obligations on the respective Investor, in accordance with their respective terms and conditions;

(c)	the respective Investor has taken all corporate action required by it to authorise it to perform in accordance with the agreement contained in this deed and any other documents to be executed by it under the agreement contained in this deed;

(d)	the respective Investor is fully entitled to the AG Shares held by it, as set forth in Schedule A, such AG Shares are fully paid-up, they are encumbered neither with a right of pledge nor with a right of usufruct and are not attached.

Miscellaneous.

Article 13.

13.1.	The Company hereby agrees to forthwith register the issue of the Shares and the relevant details of the Investors in its register of shareholders and register the issue with the Dutch Trade Register (handelsregister) at the Chamber of Commerce (Kamer van Koophandel).

13.2.	Each of the parties waives any right to dissolve the agreement contained in this deed.

13.3.	All costs and expenses connected with this deed will be for the account of the Company.

13.4.	The issuance of the Shares and the agreement contained in this deed are subject to the laws of the Netherlands.

13.5.	All disputes arising in connection with the agreement laid down in this deed, including disputes concerning the existence and validity thereof, shall be resolved by the courts in Amsterdam, the Netherlands.

13.6.	With reference to the Rules of Professional Conduct (Verordening beroeps- en gedragsregels) of the Royal Dutch Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie) all Parties expressly agree that (i) De Brauw Blackstone Westbroek N.V. acts as counsel to the Company in connection with, or acts as counsel for or on behalf of the Company in the event of any dispute relating to, this agreement or any related agreement, and that (ii) a civil law notary (notaris) of De Brauw Blackstone Westbroek N.V. executes deeds connected with this agreement or any related agreement.

Finally, the person appearing declares that through the execution of this deed (i) the condition precedent as included in the Shareholder Resolution, being the execution of this deed of issue, is fulfilled by means of the execution of this deed, as a consequence of which the Foundation Share is cancelled, and (ii) the Shares are issued to the Investors.

A photocopy of the Shareholder Resolution is attached to this deed.

Sufficient proof of the existence of the powers of attorney has been given to me, notaris.

The written powers of attorney to the person appearing are evidenced by [twelve] ([12]) private instruments, which are attached to this deed.

In witness whereof the original of this deed which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed.

Having conveyed the substance of the deed and given an explanation thereto and having pointed out the consequences arising from the contents of the deed for the parties and following the statement of the person appearing that [he][she] has taken note of the contents of the deed and agrees with the partial reading thereof, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris.